Exhibit 99.1

Advanced Cell Technology
Announces Proposed Financing

Alameda, CA, August 20, 2007---Advanced Cell Technology, Inc. (OTCBB:ACTC)  (ACTC) announced today that subject to market conditions, it plans to privately offer up to $10,000,000 of senior secured convertible debentures and warrants.  The timing of the closing of the offering will be subject to market conditions. The proceeds of the financing are expected to be used to fund working capital, including costs associated with advancing the technology we expect to acquire in our pending acquisition of Mytogen to Phase II clinical trials.

The financing is expected to be in the form of up to $10,000,000 principal amount of senior secured convertible debentures, with accompanying warrants.  The debentures are expected to have a term of no more than 36 months, amortizing on a basis that will result in full payment by maturity, with amortization payable in cash or stock, at the Company’s option.  The debentures are also expected to be convertible into common stock and to be accompanied by warrants for the Company’s common stock, with conversion and exercise prices based on market conditions.  Both the warrants and the debentures are anticipated to contain customary anti-dilution provisions.

All terms are subject to market conditions and may vary materially from those set forth above.  No assurance is given that the Company will be able to close the financing described herein, or that if a financing is closed that the terms and conditions of the financing will not differ materially from those described herein.

The offering will be conducted as a private placement made only to accredited buyers in accordance with Section 4(2) of the Securities Act.  The Securities will not be registered under the Securities Act and may not be offered or sold without registration unless an exemption from such registration is available.  This notice is issued pursuant to Rule 135c of the Securities Act, and does not constitute an offer to sell the Securities, nor a solicitation for an offer to purchase the Securities.

About Advanced Cell Technology, Inc.
Advanced Cell Technology, Inc. is a biotechnology company applying stem cell technology in the emerging field of regenerative medicine. The company operates facilities in Alameda, California and Worcester, Massachusetts.  For more information about the company, please visit http://www.advancedcell.com.

Forward-Looking Statements
Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of

1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally.  Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-QSB for the quarter  ended June 30, 2007.

Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

Contacts:

Jordan Markwith
Chad Griffin Consulting, Inc.
(310) 888-3523